UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2008

LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road	23060
Glen Allen, Virginia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ý	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

The Merger Agreement

          On November 7, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”) and Fidelity National Financial, Inc. (“Fidelity”), entered into an Agreement and Plan of Merger, dated as of November 7, 2008 (the “Merger Agreement”), pursuant to which Thanksgiving Corporation, a wholly-owned merger subsidiary of Fidelity (“Merger Sub”) will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into LandAmerica, with LandAmerica continuing as the surviving company and a subsidiary of Fidelity.

          Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, if the Merger is completed, each share of LandAmerica common stock will be converted into 0.993 (the “Exchange Ratio”) of a share of Fidelity common stock, subject to potential downward adjustment relating to the sale of LandAmerica’s Centennial Bank subsidiary as described below. In addition, as of the consummation of the Merger, (a) outstanding LandAmerica stock options will be converted into stock options with respect to shares of Fidelity common stock, with adjustments to reflect the Exchange Ratio, but otherwise having the terms of the LandAmerica stock options, (b) if the applicable terms of the LandAmerica restricted stock provide for accelerated vesting upon the Merger, the outstanding shares of LandAmerica restricted stock will vest and be converted into shares of Fidelity common stock on the same terms as all other shares of LandAmerica common stock; otherwise the outstanding shares of LandAmerica restricted stock will be converted into restricted stock with respect to shares of Fidelity common stock, with adjustments to reflect the Exchange Ratio, (c) if the applicable terms of the LandAmerica cash units provide for accelerated vesting upon the Merger, each outstanding LandAmerica cash unit will vest and be converted into the right to receive cash with a value equal to (x) the closing price of LandAmerica common stock on the closing date and (y) the number of shares of LandAmerica common stock underlying such cash unit; otherwise the outstanding LandAmerica cash units will be converted into a Fidelity cash unit, with adjustments to reflect the exchange ratio, and (d) each outstanding LandAmerica deferred stock unit will be converted into the right to receive Fidelity deferred stock units, with adjustments to reflect the Exchange Ratio.

          Following the consummation of the Merger, Theodore L. Chandler, Jr., Chairman and Chief Executive Officer of LandAmerica, will be added to the Fidelity Board of Directors and will be appointed as Vice-Chairman of the Board.

          The Merger Agreement, included as Exhibit 2.1, contains (a) customary representations and warranties of LandAmerica and Fidelity, including, among others, with respect to: corporate organization, capitalization, corporate authority, governmental consents and approvals, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, and taxes; and additional customary representations by LandAmerica, including, among others, with respect to: employee matters, intellectual property, certain contracts, and insurance business matters; (b) covenants of LandAmerica to conduct its businesses in the ordinary course until the Merger is completed; and (c) covenants of LandAmerica and Fidelity not to take certain actions during such period. LandAmerica has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. LandAmerica and Fidelity have further agreed to enter into an agreement pursuant to which immediately prior to the Merger, certain of Fidelity’s title insurance subsidiaries will loan to LandAmerica and/or Fidelity, and/or dividend to Fidelity, an amount equal to the book value, as of September 30, 2008, of the statutory surplus of certain of LandAmerica’s title insurance subsidiaries. The proceeds from the loans and/or dividend will be used to repay outstanding indebtedness under LandAmerica’s revolving credit facility with SunTrust Bank and Note Purchase and Master Shelf Agreement with Prudential Investment Management, Inc. and/or existing Fidelity debt.

          The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the

Merger Agreement, (c) are subject to the materiality standard contained in Section 9.2 of the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between LandAmerica and Fidelity rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of LandAmerica and Fidelity make with the Securities and Exchange Commission (“SEC”).

          The Board of Directors of LandAmerica has adopted a resolution recommending approval of the Merger by its shareholders and LandAmerica has agreed to submit the Merger Agreement to its shareholders for consideration.

          Consummation of the Merger is subject to certain closing conditions, including, among others, approval of the shareholders of LandAmerica, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement, absence of a material adverse effect on LandAmerica, the sale of LandAmerica’s Centennial Bank subsidiary, receipt of certain waivers under LandAmerica’s revolving credit facility with SunTrust Bank and Note Purchase and Master Shelf Agreement with Prudential Investment Management, Inc. and the satisfaction of other closing conditions.

          If the sale of Centennial Bank results in net proceeds to LandAmerica of less than $60 million, the exchange ratio will be adjusted to equal (1) 0.993 multiplied by (2) a fraction, the numerator of which is the implied value of the aggregate merger consideration (based on LandAmerica’s pre-closing average trading price) reduced by the shortfall amount, and the denominator of which is the implied value of the aggregate merger consideration (based on LandAmerica’s pre-closing average trading price).

          The Merger Agreement contains certain termination rights for LandAmerica and Fidelity, as the case may be, applicable upon: final, non-appealable denial of required regulatory approvals; the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time (although if necessary regulatory approvals are still pending at that time, each party may extend this date to a date not beyond the 15-month anniversary of the date of the Merger Agreement); a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; if LandAmerica’s shareholders fail to approve the transaction by the required vote; a failure by the Board of Directors of LandAmerica to recommend the Merger to its shareholders or recommendation by the LandAmerica Board of Directors of an alternative business combination transaction; or if certain events of default under the Credit Agreement (as defined below) have occurred and are continuing. The Merger Agreement also provides that Fidelity can terminate the Merger Agreement on or before 5:00 p.m. Pacific Standard Time on November 21, 2008 if its due diligence investigation causes it to determine, in its sole discretion, that it would be inadvisable to consummate the Merger. In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, LandAmerica may be required to pay Fidelity a termination fee equal to $7.5 million and/or reimburse Fidelity for its out-of-pocket transaction-related expenses up to $2.5 million (to be credited against payment of the termination fee).

          The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

The Credit Agreement and the Guaranty and Security Agreement

          In connection with entering into the Merger Agreement, LandAmerica and Chicago Title Insurance Company (“Chicago”), a subsidiary of Fidelity, entered into a Credit Agreement, dated as of November 7, 2008 (the “Credit Agreement”) pursuant to which, subject to the terms and conditions of the Credit Agreement, Chicago agreed to provide LandAmerica with a $30 million credit facility (the “Credit Facility”). The Credit Facility is available on a standby basis to fund customer withdrawal obligations of LandAmerica 1031 Exchange Services, Inc. (“1031 Exchange Sub”), a 1031 exchange company and wholly owned subsidiary of LandAmerica. Pursuant to the Guaranty and Security Agreement, dated as of November 7, 2008 (the “Guaranty Agreement”) by and between Chicago and 1031 Exchange Sub, LandAmerica’s obligations under the Credit Facility are guaranteed by 1031 Exchange Sub and secured by a first priority security interest in certain auction rate securities held by 1031 Exchange Sub.

          LandAmerica’s ability to draw upon the Credit Facility begins on November 24, 2008 (the first business day following the expiration of Fidelity’s ability to terminate the Merger Agreement as a result of its due diligence investigation) and is subject to certain conditions, including, among others, the receipt of certain regulatory approvals and certain waivers under LandAmerica’s revolving credit facility with SunTrust Bank and Note Purchase and Master Shelf Agreement with Prudential Investment Management, Inc. The ability of LandAmerica to draw on the Credit Facility terminates on the earlier of (a) the fifth anniversary of the date of the Credit Agreement and (b) the earlier of the date on which (i) the Credit Agreement is terminated upon the occurrence and continuance of certain events of default described therein or (ii) the date upon which any party to the Merger Agreement provides written notice to the other parties of the termination of the Merger Agreement. In addition, LandAmerica may only draw on the facility when the liquidity of 1031 Exchange Sub is below $5 million.

          The principal amount of any funds advanced to LandAmerica under the Credit Facility generally must be repaid on the maturity date, which is the earlier to occur of (a) the fifth anniversary of the date of the Credit Agreement and (b) the ninetieth day after the date on which any party to the Merger Agreement provides written notice to the other party of the termination of the Merger Agreement. LandAmerica may prepay outstanding principal amounts, together with all interest accrued thereon, at any time without penalty or premium. LandAmerica must use (a) net proceeds from the sale of auction rate securities pledged under the Guaranty Agreement and (b) excess cash and cash equivalents (as described in the Credit Agreement), to make certain mandatory prepayments under the Credit Agreement. Interest on the outstanding principal amount of any funds advanced to LandAmerica accrues at a floating rate per annum equal to 1-month LIBOR plus 400 basis points. The Credit Agreement contains customary events of default and provides that, upon the occurrence of an event of default, Fidelity may terminate the commitment and declare all or any portion of amounts payable under the Credit Agreement to be immediately due and payable. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable and Fidelity’s commitments will automatically terminate.  The Credit Agreement also contains certain affirmative and negative covenants in favor of Chicago.

          The foregoing descriptions of the Credit Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and Guaranty Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are each incorporated into this report by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “The Credit Agreement and the Guaranty and Security Agreement” is incorporated by reference into this Item 2.03.

Forward-Looking Statements

          This filing contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the proposed merger will not be completed due to the failure to secure necessary regulatory approvals, or due to the outcome of Fidelity's due diligence review; the possibility that there are unexpected delays in obtaining regulatory approvals; the failure to obtain approval of LandAmerica’s shareholders; the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; changes in general economic, business and political conditions, including changes in the financial markets; continued weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of LandAmerica’s Form 10-K and other filings with the Securities and Exchange Commission.

Additional Information About this Transaction

          In connection with the proposed Merger, Fidelity will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of LandAmerica that also constitutes a prospectus of Fidelity. LandAmerica will mail the proxy statement/prospectus to its stockholders. Fidelity and LandAmerica urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website www.sec.gov. once such documents are filed with the SEC. You may also obtain these documents, free of charge, from Fidelity’s website at www.fnf.com under the tab “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from LandAmerica’s website at www.landam.com under the heading “Investor Information” and then under the tab “SEC Filings”.

Proxy Solicitation

          Fidelity, LandAmerica and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from LandAmerica stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of such stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Fidelity’s executive officers and directors in its definitive proxy statement filed with the SEC on April 15, 2008. You can find information about LandAmerica’s executive officers and directors in its definitive proxy statement filed with the SEC on March 24, 2008. You can obtain free copies of these documents from Fidelity and LandAmerica using the contact information above.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)          Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of November 7, 2008, among LandAmerica
Financial Group, Inc., Fidelity National Financial, Inc. and Thanksgiving Corporation.

10.1	Credit Agreement, dated as of November 7, 2008, by and between LandAmerica Financial
Group, Inc. and Chicago Title Insurance Company.

10.2	Guaranty and Security Agreement, dated as of November 7, 2008, by and between
LandAmerica 1031 Exchange Services, Inc. and Chicago Title Insurance Company.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

Dated: November 13, 2008

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger, dated as of November 7, 2008, among LandAmerica
Financial Group, Inc., Fidelity National Financial, Inc. and Thanksgiving Corporation.
10.1	Credit Agreement, dated as of November 7, 2008, by and between LandAmerica Financial
Group, Inc. and Chicago Title Insurance Company.
10.2	Guaranty and Security Agreement, dated as of November 7, 2008, by and between
LandAmerica 1031 Exchange Services, Inc. and Chicago Title Insurance Company.